UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2019

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
001-37976	Southwest Gas Holdings, Inc. 5241 Spring Mountain Road Post Office Box 98510 Las Vegas, Nevada 89193-8510 (702) 876-7237	California	81-3881866

001-07850	Southwest Gas Corporation 5241 Spring Mountain Road Post Office Box 98510 Las Vegas, Nevada 89193-8510 (702) 876-7237	California	88-0085720

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Southwest Gas Holdings, Inc:

(Title of class)	(Trading symbol)	(Exchange on which registered)
Southwest Gas Holdings, Inc. Common Stock, $1 Par Value	SWX	New York Stock Exchange

Southwest Gas Corporation:

None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 31, 2019, Southwest Gas Corporation (the “Company”), a wholly owned subsidiary of Southwest Gas Holdings, Inc. (the “Parent”), completed a public offering of $300 million aggregate principal amount of 4.150% Senior Notes due 2049 (the “Notes”) pursuant to an Underwriting Agreement, dated May 28, 2019, with BNY Mellon Capital Markets, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC , as representatives of the underwriters named therein (the “Underwriting Agreement”). The Notes were registered under the Securities Act of 1933, as amended, pursuant to an effective shelf registration statement on Form S-3 (File No. 333-222047-01) filed with the Securities and Exchange Commission on December 13, 2017. The Company received net proceeds from the sale of the Notes of approximately $296.3 million, after deducting underwriting discounts and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to repay a portion of the outstanding balance under its credit facility.

The Notes were issued pursuant to an Indenture, dated as of May 31, 2019 (the “Base Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and a First Supplemental Indenture, dated as of May 31, 2019, between the Company and the Trustee (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The Indenture provides for customary events of default and includes certain covenants, including, but not limited to, restrictions on the Company’s ability to issue indebtedness for borrowed money secured by a lien and enter into certain sale and lease-back transactions.

The Notes bear interest at a fixed rate equal to 4.150% per year, payable semi-annually in arrears on June 1 and December 1 of each year beginning on December 1, 2019. The Notes are unsecured and unsubordinated obligations of the Company and are not guaranteed by the Parent. The Notes rank equal in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness. The Notes will mature on June 1, 2049. At any time prior to December 1, 2048, the Company may redeem the Notes, in whole or in part, at a price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on those Notes up to but excluding the redemption date, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 25 basis points, plus accrued and unpaid interest up to, but excluding, the redemption date. At any time on or after December 1, 2048, the Company may redeem the Notes in whole or in part at 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on those Notes up to but excluding the redemption date.

The foregoing descriptions of the Underwriting Agreement, the Indenture and the Notes are qualified in their entirety by reference to the Underwriting Agreement, Base Indenture, the Supplemental Indenture and the Notes, which are attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained above in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 28, 2019, by and among Southwest Gas Corporation and BNY Mellon Capital Markets, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

4.1	Indenture, dated May 31, 2019, by and between Southwest Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	First Supplemental Indenture, dated May 31, 2019, by and between Southwest Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.3	Form of 4.150% Senior Note due 2049 (included in Exhibit 4.2).

5.1	Opinion of Morrison & Foerster LLP regarding the legality of the Notes.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

/s/ Lori L. Colvin
Date: May 31, 2019	Lori L. Colvin
Vice President/Controller and Chief Accounting Officer

SOUTHWEST GAS CORPORATION

/s/ Lori L. Colvin
Date: May 31, 2019	Lori L. Colvin
Vice President/Controller and Chief Accounting Officer